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                                                                   EXHIBIT 10.35








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               FIFTH SPECIAL FACILITY SUPPLEMENTAL LEASE AGREEMENT

                                 BY AND BETWEEN

                     MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY

                                       AND

                           FEDERAL EXPRESS CORPORATION






                            DATED AS OF JULY 1, 1997





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                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

           Parties.......................................................    1
           Recitals......................................................    1
           Habendum......................................................    1
 1         Definitions ..................................................    1
 2         Term of Lease ................................................    2
 3         Rental .......................................................    2
 4         Prepayment of Certain Rentals ................................    2

 5         Series 1997 Bonds ............................................    3
 6         Special Covenants of the Lessee ..............................    3
 7         Lease Still in Effect; Provisions Thereof Applicable
             to this Fifth Supplemental Lease............................    3
 8         Descriptive Headings .........................................    3
 9         Effectiveness of this Fifth Supplemental Lease ...............    3
 10        Execution of Counterparts ....................................    3





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                             FIFTH SPECIAL FACILITY
                          SUPPLEMENTAL LEASE AGREEMENT


         THIS FIFTH SPECIAL FACILITY SUPPLEMENTAL LEASE AGREEMENT dated as of the first day of July 1997, by and between MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY (the "Lessor"), a public and governmental body politic and corporate of the State of Tennessee, and FEDERAL EXPRESS CORPORATION (the "Lessee"), a corporation duly organized and existing under the laws of the State of Delaware and qualified to do business in the State of Tennessee;


                                   WITNESSETH:

         WHEREAS, Lessor and Lessee on August 21, 1979 entered into a Special Facility Lease Agreement dated as of August 1, 1979 (the "Lease");

         WHEREAS, Lessor and Lessee have amended and supplemented the Lease by First and Second Supplemental Special Facility Lease Agreements, dated as of May 1, 1982 and November 1, 1982, respectively, so as to provide for the lease by Lessee from Lessor of additional facilities and equipment to be included in the Special Facility as defined in the Lease (the "1982 Federal Express Project") and have heretofore further amended and supplemented the Lease by Third and Fourth Supplemental Special Facility Lease Agreements dated as of December 1, 1984 and July 1, 1992 (said First, Second, Third and Fourth Special Facility Supplemental Lease Agreements being referred to herein, collectively, as the "Supplemental Leases"); and

         WHEREAS, Lessor and Lessee have agreed to further supplement the Lease to reflect a change in rentals resulting from the refunding of the Lessor's Special Facilities Revenue Bonds, Series 1982B (Federal Express Corporation) issued to finance a part of the 1982 Federal Express Project;

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants and agreements hereinafter contained to be kept and performed by the parties hereto and upon the provisions and conditions hereinafter set forth, Lessor and Lessee do hereby covenant and agree, and each for itself does hereby covenant and agree, as follows:

         SECTION 1. Definitions. Except as otherwise provided herein, and unless the context shall clearly require otherwise, all words and terms used in this Fifth Supplemental Lease which are defined in the Lease shall, for all purposes of this Fifth Supplemental Lease, have the respective meanings given to them in the Lease.

         Unless the context shall clearly require otherwise, the following terms shall, for all purposes of the Lease and of any agreement amendatory or supplemental thereto (including for all purposes this Fifth Supplemental Lease) have the meanings herein specified, with the following definitions to be equally applicable to both the single and plural forms of any of the terms herein defined:


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         (a)      Sixth Supplemental Indenture. The term "Sixth Supplemental
                  Indenture" shall mean the Sixth Supplemental Indenture dated as of July 1, 1997 between the Lessor and the Trustee supplementing the Indenture, as amended as provided in the Indenture.

         (b) Series 1997 Bonds. The term "Series 1997 Bonds" shall mean the $20,105,000 principal amount of special obligation bonds of Lessor designated Special Facilities Revenue Bonds, Refunding Series 1997 (Federal Express Corporation) and issued under Sections 2.07 and 2.08 of the Indenture and the Sixth Supplemental Indenture and in accordance with Section 7.6 of the Lease.

                  SECTION 2. Term of Lease. The term of the Lease, including this Fifth Supplemental Lease, shall expire on, August 31, 2012 at 11:59 o'clock P.M.; provided, that the term of the Lease, including this Fifth Supplemental Lease, shall not expire so long as any Bonds remain outstanding under the terms of the Indenture except as provided in subsection A of Section 9.2 of the Lease.

                  SECTION 3. Rental. Lessee shall pay the rentals reserved to the Lessor under Section 3.3 of the Lease at the time, place and manner set forth therein, which from and after the date specified in this Section, in addition to the amounts otherwise payable as of the date hereof under said
Section 3.3, shall include (a) an amount equal to the principal of, premium (if any) and interest on, the Series 1997 Bonds as and when the same become due and payable by reason of stated maturity or redemption of such Bonds as provided in the Indenture, and (b) all other amounts payable under said Section 3.3 in connection with the Series 1997 Bonds.

                  SECTION 4. Prepayment of Certain Rentals. (a) Lessee may prepay the rentals required hereby in accordance with subsections A, B and C of
Section 3.4 of the Lease and receive the credits provided therein.

                  (b) In the event a judgment or order of a court of competent jurisdiction which is final (either because the time for appeal thereof has expired or because the judgment or order is issued by that court having final appellate jurisdiction over the matter and is not subject to collateral attack), or a determination of the Internal Revenue Service which is final (because the tax has been paid pursuant thereto and the time for filing a claim for refund of such tax has expired) to the effect that the interest paid or payable on any Series 1997 Bond to other than a substantial user of the Special Facility or a related person is or was includable in the gross income of the holder thereof for federal income tax purposes as a result of a failure by the Lessee to observe or perform any covenant or agreement to be observed or performed by it under the Lease or as a result of facts within the control of the Lessee which are contradictory to any representation or warranty made by the Lessee under the Lease, the Lessee shall prepay on the next scheduled rent payment date the entire amount of rent due under subparagraph (b) of Section 3.3 of the Lease pursuant to Section 3 hereof to effect redemption of the then outstanding Series 1997 Bonds in accordance with the Indenture.


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                  SECTION 5. Series 1997 Bonds. Lessor shall apply the proceeds of the Series 1997 Bonds in accordance with the terms of the Sixth Supplemental Indenture, the form, terms and provisions of which the Lessee hereby acknowledges.

                  SECTION 6. Special Covenants of the Lessee. The Lessee covenants and agrees with the Lessor that so long as the Series 1997 Bonds are outstanding, it will provide the Lessor with copies of all publicly available reports, notices, financial statements or other documents that the Lessee is required to provide the Securities and Exchange Commission and major lenders and shall include the Lessor on its list of major lenders of Lessee for receipt of all information made available to such lenders.

                  SECTION 7. Lease Still in Effect; Provisions Thereof Applicable to this Fifth Supplemental Lease. All of the terms, provisions, conditions, covenants and agreements of the Lease as supplemented by the Supplemental Leases, shall continue in full force and effect as supplemented hereby, and shall be applicable to each of the provisions of this Fifth Supplemental Lease during the term hereof with the same force and effect as though the provisions hereof were set forth in the Lease.

                  SECTION 8. Descriptive Headings. The descriptive headings of the sections of this Fifth Supplemental Lease are inserted for convenience of reference only and do not constitute a part of this Fifth Supplemental Lease and shall not affect the meaning, construction, interpretation or effect of this Fifth Supplemental Lease.

                  SECTION 9. Effectiveness of this Fifth Supplemental Lease. This Fifth Supplemental Lease shall become effective upon delivery of and payment for the Series 1997 Bonds.

                  SECTION 10. Execution of Counterparts. This Fifth Supplemental Lease may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.






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         IN WITNESS WHEREOF, MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY and FEDERAL
EXPRESS CORPORATION have caused this Fifth Special Facility Supplemental Lease Agreement to be duly executed as of the date first above written.


                                         MEMPHIS-SHELBY COUNTY AIRPORT
                                           AUTHORITY

                                         By /s/ LARRY D. COX
                                           -----------------------------
ATTEST:                                              President
 /s/ JERRY L. MCMICHAEL
-----------------------------
         Secretary




                                         FEDERAL EXPRESS CORPORATION


                                         By /s/ BURNETTA B. WILLIAMS
                                           -----------------------------
ATTEST:                                  Name: Burnetta B. Williams
                                         Title: Assistant Treasurer
                                                   and Managing Director,
                                                   Corporate Finance
 /s/ SCOTT E. HANSON
-----------------------------
     Assistant Secretary





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STATE OF TENNESSEE   )
                     )  ss:
COUNTY OF SHELBY     )


                  On this 29th day of July 1997 before me appeared Larry D. Cox, to me personally known, who, being by me duly sworn (or affirmed) did say that he is the President of Memphis-Shelby County Airport Authority, and that the seal affixed to the foregoing instrument is the corporate seal of said Authority, and that said instrument was signed and sealed on behalf of said Authority, by authority of its Board of Commissioners and he acknowledged said instrument to be the free act and deed of said Authority.

(SEAL)

                                                   /s/ MARY JO JOHNSON
                                                  -------------------------
                                                      Notary Public
                                                  My Commission Expires 9/6/99

















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STATE OF TENNESSEE  )
                    )  ss:
COUNTY OF SHELBY    )


         On this 29th day of July 1997 before me appeared Burnetta B. Williams, to me personally known, who, being by me duly sworn (or affirmed) did say that she is Assistant Treasurer and Managing Director, Corporate Finance of Federal Express Corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and she acknowledged said instrument to be the free act and deed of said corporation.

(SEAL)

                                            /s/ ETHELDA D. MCKEEVER
                                           ---------------------------------
                                                   Notary Public

                                           My Commission Expires: March 27, 2001


























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